EXHIBIT 99.2 Second Quarter 2020 Earnings Presentation August 6, 2020

EXHIBIT 99.2 Westlake’s Commitment to Social Responsibility and Advancing Sustainability Westlake’s commitment to social responsibility and advancing sustainability is formed by the company’s longstanding core values: . Health, Safety & Environmental - The vigilant stewardship of the environment and sustainability are of utmost importance and at the forefront of everything we do. . Our People - Support, develop and inspire our people to achieve their personal best and treat them with dignity and respect. . Quality & Continuous Improvement – An intensive practice of “never-ending process of improvement.” . Competitiveness - Providing innovative and useful products, maintaining high standards of customer service and operational excellence with a constant focus on managing costs. . Citizenship - Recognizing the importance of supporting the communities in which we work and live and make it a priority to take an active role in making these communities better. Protecting the Environment Westlake has numerous programs designed to promote safe, ethical, environmentally and socially responsible practices including: a worldwide recycling program, operating in an energy efficient manner that stabilizes the power grids and reducing water usage and emissions. Over the past five years, Westlake has reduced Sulphur Dioxide emissions to almost zero, reduced energy usage per ton of global production and achieved a nearly 30% reduction on CO2 emissions. Participating in Multi-Industry Associations for Environmental Protection Westlake is a proud partner with the following organizations to drive sustainable action to eliminate plastic waste, capture more flexible food packaging waste for recycling and support vinyls’ sustainable impact in the world, along with many other initiatives. 2

EXHIBIT 99.2 Westlake Chemical Second Quarter 2020 Highlights Business Highlights . Strategies to reduce costs and increase operational efficiencies; generated $448 million in cash flows from operations in the second quarter of 2020 . Issued in June 2020 $300 million of ten-year senior unsecured notes at a coupon of 3.375% per annum to fund retirement of $254 million of GO Zone Revenue Bonds by year-end; annualized interest expense savings of $6 million while maintaining long-dated maturity profile . Committed to maintaining solid investment grade credit metrics and ratings Industry Outlook . Robust demand in flexible packaging keeping polyethylene operating rates high . Recovery in PVC demand during the second quarter drove improved industry operating rates 3

EXHIBIT 99.2 Westlake Chemical Corporation Second Quarter 2020 Financial Highlights 2Q 2020 vs. 2Q 2020 vs. YTD YTD YTD 2020 vs. ($ in millions) 2Q 2020 1Q 2020 1Q 2020 2Q 2019 2Q 2019 2020 2019 YTD 2019 Sales $1,709 $1,932 (12%) $2,144 (20%) $3,641 $4,169 (13%) Operating Income $36 $136 (74%) $194 (81%) $172 $328 (48%) Vinyls EBITDA $182 $232 (22%) $269 (32%) $414 $508 (19%) Olefins EBITDA $60 $98 (39%) $119 (50%) $158 $193 (18%) Corporate EBITDA ($6) $7 - ($16) - $1 ($15) - EBITDA¹ $236 $337 (30%) $372 (37%) $573 $686 (16%) Second Quarter 2020 vs. Second Quarter 2020 vs. First Quarter 2020 Second Quarter 2019 – Lower sales volumes for caustic soda – Lower global sales prices for our major – Lower sales prices and margins for products polyethylene and PVC resin – Reduced sales volumes for caustic soda and + Higher sales prices for caustic soda downstream vinyls products + Lower fuel and operating costs + Lower ethane feedstock and fuel costs + Reduced operating and selling, general and administrative expenses (1) Reconciliations of EBITDA, Vinyls EBITDA, Olefins EBITDA and Other EBITDA to the applicable GAAP measures can be found on 4 pages 8, 9 and 10

EXHIBIT 99.2 Vinyls Segment Performance 2Q 2020 vs. 2Q 2020 vs. YTD YTD YTD 2020 vs. ($ in millions) 2Q 2020 1Q 2020 1Q 2020 2Q 2019 2Q 2019 2020 2019 YTD 2019 Sales $1,348 $1,505 (10%) $1,667 (19%) $2,853 $3,233 (12%) Operating Income $20 $73 (73%) $129 (84%) $93 $230 (60%) EBITDA $182 $232 (22%) $269 (32%) $414 $508 (19%) Second Quarter 2020 vs. Second Quarter 2020 vs. First Quarter 2020 Second Quarter 2019 – Lower sales volumes for caustic soda – Lower global sales prices for our major – Lower global sales prices for PVC resin products – Higher ethane feedstock – Lower sales volumes for caustic soda and + Lower fuel costs, operating expenses and downstream vinyl products planned turnarounds costs + Lower ethane feedstock costs + Reduced operating and fuel costs as well as costs associated with planned turnarounds 5

EXHIBIT 99.2 Olefins Segment Performance 2Q 2020 vs. 2Q 2020 vs. YTD 2020 vs. ($ in millions) 2Q 2020 1Q 2020 1Q 2020 2Q 2019 2Q 2019 YTD 2020YTD 2019 YTD 2019 Sales $361 $427 (15%) $477 (24%) $788 $936 (16%) Operating Income $25 $62 (60%) $82 (70%) $87 $119 (27%) EBITDA $60 $98 (39%) $119 (50%) $158 $193 (18%) Second Quarter 2020 vs. Second Quarter 2020 vs. First Quarter 2020 Second Quarter 2019 – Lower sales prices for polyethylene – Lower sales prices for polyethylene – Higher feedstock costs + Increased polyethylene sales volumes + Increased polyethylene sales volumes + Lower feedstock and fuel costs + Lower fuel costs - 6

EXHIBIT 99.2 Financial Reconciliations

EXHIBIT 99.2 Consolidated Statements of Operations Three months ended March 31, Three months ended June 30, Six months ended June 30, 2020 2020 2019 2020 2019 (In millions of dollars, except per share data) Net sales $ 1,932 $ 1,709 $ 2,144 $ 3,641 $ 4,169 Cost of sales 1,649 1,540 1,804 3,189 3,530 Gross profit 283 169 340 452 639 Selling, general and administrative expenses 120 104 117 224 233 Amortization of intangibles 27 27 27 54 54 Restructuring, transaction and integration-related costs 0 2 2 2 24 Income from operations 136 36 194 172 328 Interest expense (31) (40) (28) (71) (58) Other income, net 11 9 2 20 11 Income before income taxes 116 5 168 121 281 Provision for (benefit from) income taxes (41) (19) 39 (60) 70 Net income 157 24 129 181 211 Net income attributable to noncontrolling interests 12 9 10 21 20 Net income attributable to Westlake Chemical Corporation $ 145 $ 15 $ 119 $ 160 $ 191 Earnings per common share attributable to Westlake Chemical Corporation: Basic $ 1.13 $ 0.11 $ 0.92 $ 1.24 $ 1.48 Diluted $ 1.13 $ 0.11 $ 0.92 $ 1.24 $ 1.47 8

EXHIBIT 99.2 Reconciliation of EBITDA to Net Income, Income from Operations and Net Cash Provided by Operating Activities Three Months Ended March 31, Three Months Ended June 30, Six Months Ended June 30, 2020 2020 2019 2020 2019 (In millions of dollars) Net cash provided by operating activities $ 61$ 448$ 320$ 509$ 467 Changes in operating assets and liabilities and other 222 (454) (191) (232) (241) Deferred income taxes (126) 30 — (96) (15) Net income 157 24 129 181 211 Less: Other income, net 11 9 2 20 11 Interest expense (31) (40) (28) (71) (58) Benefit from (provision for) income taxes 41 19 (39) 60 (70) Income from operations 136 36 194 172 328 Add: Depreciation and amortization 190 191 176 381 347 Other income, net 11 9 2 20 11 EBITDA $ 337$ 236$ 372$ 573$ 686 9

EXHIBIT 99.2 Reconciliation of Vinyls, Olefins and Corporate EBITDA to Applicable Operating Income (Loss) Three months ended March 31, Three months ended June 30, Six months ended June 30, 2020 2020 2019 2020 2019 (In millions of dollars) Vinyls EBITDA $ 232 $ 182 $ 269 $ 414 $ 508 Less: Depreciation and Amortization 153 154 138 307 272 Other Income (Expenses) 6 8 2 14 6 Vinyls Operating Income (Loss) 73 20 129 93 230 Olefins EBITDA 98 60 119 158 193 Less: Depreciation and Amortization 35 35 36 70 71 Other Income (Expenses) 1 0 1 1 3 Olefins Operating Income (Loss) 62 25 82 87 119 Corporate EBITDA 7 (6) (16) 1 (15) Less: Depreciation and Amortization 2 2 2 4 4 Other Income (Expenses) 4 1 (1) 5 2 Corporate Operating Income (Loss) 1 (9) (17) (8) (21) Vinyls Operating Income (Loss) 73 20 129 93 230 Olefins Operating Income (Loss) 62 25 82 87 119 Corporate Operating Income (Loss) 1 (9) (17) (8) (21) Total Operating Income (Loss) $ 136 $ 36 $ 194 $ 172 $ 328 10

EXHIBIT 99.2 Quarterly Industry Pricing

EXHIBIT 99.2

Average Quarterly Industry Prices (1)

	Quarter Ended				
	June 30, 2019	September 30, 2019	December 31, 2019	March 31, 2020	June 30, 2020
Average domestic prices					
Ethane (cents/lb) (2)	7.1	5.8	6.3	4.7	6.4
Propane (cents/lb) (3)	12.8	10.3	11.8	8.8	9.6
Ethylene (cents/lb) (4)	13.7	20.7	22.8	15.8	11.0
Polyethylene (cents/lb) (5)	63.0	59.0	54.0	52.3	49.0
Styrene (cents/lb) (6)	80.8	79.9	77.1	62.3	48.3
Caustic soda ($/short ton) (7)	697	692	662	648	698
Chlorine ($/short ton) (8)	175	175	175	176	175
PVC (cents/lb) (9)	68.2	68.8	67.8	71.8	66.5
Average export prices					
Polyethylene (cents/lb) (10)	42.8	39.7	37.7	38.9	36.3
Caustic soda ($/short ton) (11)	283	275	219	203	319
PVC (cents/lb) (12)	35.0	35.1	33.6	36.9	27.5

1) Industry pricing data was obtained through IHS Markit ("IHS"). We have not independently verified the data.
2) Average Mont Belvieu spot prices of purity ethane over the period.
3) Average Mont Belvieu spot prices of non-TET propane over the period.
4) Average North American spot prices of ethylene over the period.
5) Average North American Net Transaction prices of polyethylene low density GP-Film grade over the period.
6) Average North American contract prices of styrene over the period.
7) Average USGC-CSLi index values for caustic soda over the period. As stated by IHS, "the caustic soda price listing represents the USGC-CSLi values. USGC-CSLi does not reflect contract price discounts, implementation lags, caps or other adjustments factors. Additionally, it is not intended to represent a simple arithmetic average of all market transactions occurring during the month. Rather, the USGC-CSLi is most representative of the month-to-month caustic soda price movement for contract volumes of liquid 50% caustic soda rather than the absolute value of contract prices at a particular point in time. It is intended to serve only as a benchmark."
8) Average North American contract prices of chlorine over the period.
9) Average North American contract prices of pipe grade polyvinyl chloride ("PVC") over the period. As stated by IHS, "the contract resin prices posted reflect an "index" or "market" for prices before discounts, rebates, incentives, etc."
10) Average North American export price for low density polyethylene GP-Film grade over the period.
11) Average North American low spot export prices of caustic soda over the period.
12) Average North American spot export prices of PVC over the period.

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EXHIBIT 99.2 Safe Harbor Language This presentation contains certain forward-looking statements including statements regarding demand for our products and commitment to an investment grade credit rating. Actual results may differ materially depending on factors such as general economic and business conditions; the cyclical nature of the chemical industry; the availability, cost and volatility of raw materials and energy; uncertainties associated with the United States, Europe and worldwide economies, including those due to political tensions in the Middle East and elsewhere; current and potential governmental regulatory actions in the United States and Europe and regulatory actions and political unrest in other countries; industry production capacity and operating rates; the supply/ demand balance for our products; competitive products and pricing pressures; instability in the credit and financial markets; access to capital markets; terrorist acts; operating interruptions including leaks, explosions, fires, weather-related incidents, mechanical failure, unscheduled downtime, labor difficulties, transportation interruptions, spills and releases and other environmental risks; changes in laws or regulations; technological developments; our ability to implement our business strategies; creditworthiness of our customers; and other factors described in our reports filed with the Securities and Exchange Commission. Many of these factors are beyond our ability to control or predict. Any of these factors, or a combination of these factors, could materially affect our future results of operations and the ultimate accuracy of the forward-looking statements. These forward-looking statements are not guarantees of our future performance, and our actual results and future developments may differ materially from those projected in the forward-looking statements. Management cautions against putting undue reliance on forward-looking statements. Every forward-looking statement speaks only as of the date of the particular statement, and we undertake no obligation to publicly update or revise any forward-looking statements. Investor Relations Contacts Steve Bender Jeff Holy Executive Vice President & Vice President & Chief Financial Officer Treasurer Westlake Chemical 2801 Post Oak Boulevard, Suite 600 Houston, Texas 77056 713-960-9111 13

EXHIBIT 99.2